Thornburg Investment Trust 485BPOS

Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thornburg Investment Trust of our reports dated November 19, 2021 and November 24, 2021, relating to the financial statements and financial highlights, which appear in Thornburg California Limited Term Municipal Fund, Thornburg Limited Term Municipal Fund, Thornburg Limited Term U.S. Government Fund, Thornburg New Mexico Intermediate Municipal Fund, Thornburg Intermediate Municipal Fund, Thornburg Limited Term Income Fund, Thornburg Small/Mid Cap Core Fund, Thornburg New York Intermediate Municipal Fund, Thornburg International Equity Fund, Thornburg Small/Mid Cap Growth Fund, Thornburg Investment Income Builder Fund, Thornburg Global Opportunities Fund, Thornburg International Growth Fund, Thornburg Strategic Income Fund, Thornburg Strategic Municipal Income Fund, Thornburg Developing World Fund, Thornburg Ultra Short Income Fund, Thornburg Short Duration Municipal Fund, Thornburg Better World International Fund and Thornburg Summit Fund’s Annual Report on Form N-CSR for the year ended September 30, 2021. We also consent to the references to us under the headings “Disclosure of Portfolio Securities Holdings Information”, "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

January 28, 2022